Exhibit 8
                                   EXHIBIT "8"

                                 LAW OFFICES OF
                               WOLIN & ROSEN, LTD.
                       55 WEST MONROE STREET O SUITE 3600
                          CHICAGO, ILLINOIS 60603-5011
                                     ~~~~~~
                             TELEPHONE: 312/424-0600
                             FACSIMILE: 312/424-0660


                                                     September 21, 2001


Pool Management Services, Inc.
c/o Hanseatic Discretionary Pool, L.L.C.
9925 S. Pennsylvania
Suite 110
Oklahoma City, OK  73159

         Re:      Hanseatic Discretionary Pool, L.L.C.

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 100,000 units of membership interests ("Units") of Hanseatic Discretionary Pool, L.L.C., an Oklahoma limited liability company (the "Company"). We have examined such documents, records, and applicable law as we have deemed necessary or appropriate for purposes of rendering this opinion.

         Based upon the foregoing, we hereby opine that the Company will be taxed as a partnership for federal income tax purposes. We also opine that the descriptions set forth under the headings "Summary of Certain Federal Income Tax Aspects" and "Additional Tax Considerations" in the Registration Statement correctly describe the material federal income tax consequence to United States taxpayers who are individuals of acquiring, owning and disposing of the Units.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references made to us in the Prospectus under the caption "Legal Matters."

                                                     Very truly yours

                                                     /s/ Wolin & Rosen, Ltd.

                                                     Wolin & Rosen, Ltd.
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